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                                  Exhibit 4.2


                                   ICO, INC.

                                      and

                      the Additional Obligor named herein


                    ________________________________________


                             SERIES A AND SERIES B

                          10 3/8% SENIOR NOTES DUE 2007

                    ________________________________________


                              ___________________


                          FIRST SUPPLEMENTAL INDENTURE
                                 AND AMENDMENT


                           DATED AS OF APRIL 1, 1998

                              ___________________



                      STATE STREET BANK AND TRUST COMPANY
                         (formerly Fleet National Bank)

                                    Trustee


                              ___________________

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

        This FIRST SUPPLEMENTAL INDENTURE, dated as of April 1, 1998, is among ICO, Inc., a Texas corporation (the "Company"), the party identified under the caption "Additional Obligor" on the signature page hereto (the "Additional Obligor") and State Street Bank and Trust Company (formerly Fleet National
Bank), as Trustee.

                                    RECITALS

        WHEREAS, the Company and the Trustee entered into an Indenture, dated as of June 9, 1997 (the "Indenture"), pursuant to which the Company has originally issued $120,000,000 in principal amount of 10 3/8% Senior Notes due 2007 (the "Notes"); and

        WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to make any change that would provide any additional rights or benefits to the Holders of the Notes without the consent of the Holders of the Notes; and

        WHEREAS, the Additional Obligor has agreed to assume and become liable as an additional obligor with respect to all the Obligations of the Company under the Notes and the Indenture; and

        WHEREAS, all acts and things prescribed by the Indenture, by law and by the Articles of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Additional Obligor and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Company, the Additional Obligor and the Trustee, in accordance with its terms, have been duly done and performed;

        NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Additional Obligor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1

        Section 1.01. This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

        Section 1.02. This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Additional Obligor and the Trustee.

                                   ARTICLE 2

        From this date, in accordance with Section 9.1 and by executing this First Supplemental Indenture, the Additional Obligor whose signature appears below agrees, as an additional obligor, to be responsible for and to pay all the Obligations of the Company under the Notes and the Indenture to the same extent as though the Additional Obligor were an original signatory thereto.

                                   ARTICLE 3

        Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

        Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

        Section 3.03. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE GUARANTEES.

        Section 3.04. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                         [NEXT PAGE IS SIGNATURE PAGE]
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        IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date first written above.

                                 ICO, INC.



                                 By  /s/ Robin E. Pacholder
                                   -------------------------------------
                                   Name: Robin E. Pacholder
                                   Title: Senior Vice President and
                                   General Counsel


                                 ADDITIONAL OBLIGOR

                                 ICO HOLDINGS, INC.



                                 By  /s/ Robin E. Pacholder
                                   ------------------------------------
                                   Name: Robin E. Pacholder
                                   Title: Senior Vice President and
                                   General Counsel



                                 STATE STREET BANK AND TRUST
                                 COMPANY, as Trustee



                                 By  /s/ Dennis Fisher
                                   ----------------------------------
                                   Name: Dennis Fisher
                                   Title: Assistant Vice President